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                                                                    Exhibit 23.3




                         CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements on Form S-8 of DAOU Systems, Inc. (File Nos. 333-40393 and 333-29745) of our report, dated March 8, 1996, on our audit of the financial statements of Sentient Systems, Inc. as of November 30, 1995 and for the year then ended, which report is included in this current report on Form 8-K for DAOU Systems, Inc.

                                                    /s/ Coopers & Lybrand L.L.P.


McLean,  Virginia
May 18, 1998